EXHIBIT 5.1

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LABARGE WEINSTEIN LLP                                                  /     LW
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A BUSINESS LAW FIRM                                    TELEPHONE: (613) 599-9600
                                                       FACSIMILE: (613) 599-0018

                                                     515 LEGGET DRIVE, SUITE 800
                                                         KANATA, ONTARIO K2K 3G4


                                                                  April 22, 2004

ZIM Corporation
20 Colonnade Road, Suite 200
Ottawa, ON    K2E 7M6


Ladies and Gentlemen:

                     Re: Registration Statement on Form SB-2

         We refer to the registration statement of ZIM Corporation, a corporation organized under the laws of Canada (the "Corporation"), on Form SB-2 (the "Registration Statement") filed with the United States Securities and Exchange Commission under the United States Securities Act of 1933, as amended (the "Act"). The Registration Statement relates to the registration of 6,300,012 common shares in the capital of the Corporation (the "Shares") under the Act, which 6,300,012 Shares is comprised of (a) 4,000,000 common shares in the capital of the Corporation issued in connection with the acquisition by the Corporation of EPL Communications Limited and E-Promotions Limited (collectively, the "Acquisition Shares"), (b) 1,150,006 common shares in the capital of the Corporation (the "Unit Shares") issued pursuant to the private placement of certain units of the Corporation (the "Units") and (c) up to 1,150,006 common shares in the capital of the Corporation (the "Warrant Shares") that are issuable upon the exercise, pursuant to their terms, of certain warrants of the Corporation (the "Warrants") issued pursuant to the private placement of the Units.

         In rendering the opinions hereinafter expressed, we have examined originals or copies, certified or otherwise identified to our satisfaction, of the Registration Statement, the Corporation's Articles and By-Laws, resolutions of the Board of Directors of the Corporation and a Certificate of Compliance dated April 22, 2004 issued by Industry Canada (the "Certificate of Compliance"). We have also relied, as to certain factual matters, upon a certificate of an officer of the Corporation dated the date hereof, a copy of which has been provided to you.

         We have also examined such statutes, corporate records and documents as we have considered necessary to enable us to express the opinions set forth in this opinion letter. In such examinations, we have assumed the genuineness of all signatures, the legal capacity of all individuals and the authenticity and enforceability of all documents submitted to us as certified, conformed or photostatic copies or facsimiles.

         We have also assumed that all facts set forth in the official public records, certificates and documents supplied by public officials or otherwise conveyed to us by public officials are complete, true and accurate. Except as set forth herein, we have made no independent review of the foregoing assumptions.

         The opinions expressed below are limited to the laws of the Province of Ontario and the federal laws of Canada applicable in that province.

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                                       2

         For the purposes of our opinion in paragraph 1 below as to the valid existence of the Corporation, we have relied upon the Certificate of Compliance.

         On the basis of the foregoing, we are of the opinion that:

1. The Corporation is a corporation duly incorporated and validly existing under the laws of Canada;

2. The Acquisition Shares and the Unit Shares have been duly authorized by the Corporation;

3. The Acquisition Shares and the Unit Shares are validly issued, fully paid and non-assessable; and

4. The Warrant Shares have been duly allotted and authorized and will be validly issued and outstanding as fully paid and non-assessable common shares in the capital of the Corporation upon the due exercise of the Warrants in accordance with their terms.

         This opinion is limited to the express opinions provided herein and no other opinions may be inferred. Except as expressly provided below, this opinion is solely for the benefit of the Corporation and may not be relied upon in whole or in part for any other purpose or by any other person without our prior written consent. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of this firm's name under the caption "Legal Matters".

                                            Yours very truly,

                                            /s/ LaBarge Weinstein LLP